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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 23, 2005

                        AMLI RESIDENTIAL PROPERTIES TRUST
               (Exact name of registrant as specified in charter)

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
            Maryland                       1-12784                36-3925916
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
        Incorporation)                                       Identification No.)
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
   125 South Wacker Drive, Suite 3100, Chicago, Illinois             60606
         (Address of Principal Executive Offices)                 (Zip Code)
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      (Registrant's Telephone Number, including Area Code): (312) 443-1477

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 23, 2005, AMLI Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), and AMLI Residential Properties, L.P., a Delaware limited Partnership (the "Operating Partnership"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Prime Property Fund, LLC, a Delaware limited liability company ("Acquiror"), will acquire the Trust and its subsidiaries through the mergers of the Trust and the Operating Partnership with merger subsidiaries of the Acquiror (the "Mergers").

     Pursuant to the terms of the Merger Agreement, each issued and outstanding common share of beneficial interest of the Trust, par value $0.01 per share (together with the related preferred share purchase rights, the "Common Shares"), will be converted into the right to receive $37.75 in cash, without interest and each common unit of limited partnership interest of the Operating Partnership (each, an "OP Unit") will be converted into the right to receive $37.75 in cash, without interest. In addition, holders of Common Shares and OP Units will receive additional merger consideration that represents a pro-rata portion of the regular quarterly dividend or distribution customarily payable with respect to the Common Shares or OP Units that is allocable to the quarter in which the Mergers are closed and will be based on the number of days having elapsed in such quarter period.

     Each issued and outstanding Series B cumulative redeemable convertible preferred share of beneficial interest, par value $0.01 per share (the "Series B Preferred Shares"), of the Trust will be converted into the right to receive $37.75 in cash, without interest. In addition, holders of Series B Preferred Shares will receive additional merger consideration that represents a pro-rata portion of the regular quarterly dividend customarily payable with respect to the Series B Preferred Shares that is allocable to the quarter in which the Mergers are closed and will be based on the number of days having elapsed in such quarter period. Each issued and outstanding Series D cumulative convertible redeemable preferred share of beneficial interest, par value $0.01 per share (the "Series D Preferred Shares"), of the Trust will be converted into the right to receive $34.008975 in cash, without interest. In addition, holders of Series D Preferred Shares will receive additional merger consideration that represents a pro-rata portion of the regular quarterly dividend customarily payable with respect to the Series D Preferred Shares that is allocable to the quarter in which the Mergers are closed and will be based on the number of days having elapsed in such quarter period.

     The Merger Agreement provides that, through the effective time of the Mergers, the Trust may continue to declare and pay regular quarterly dividends on the Common Shares, the Series B Preferred Shares and Series D Preferred Shares, and the Operating Partnership may continue to pay corresponding regular distributions in accordance with past practice.

     The Mergers and the transactions contemplated by the Merger Agreement have been unanimously approved by the board of trustees of the Trust on behalf of the Trust, and on behalf of the Trust as the sole general partner of the Operating Partnership. The Mergers are subject to customary closing conditions, including the approval of the Mergers by the holders of at least two-thirds of the outstanding Common Shares. The Merger Agreement contains no financing condition. Upon termination of the Merger Agreement under certain specified circumstances, the Trust may be required to pay the Acquiror a break-up fee of $40 million. It is currently anticipated that the Mergers will be closed in the first quarter of 2006.

     The foregoing descriptions of the Mergers and the Merger Agreement are qualified in their entirety by reference to the text of the Merger Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Trust's joint press release with the Acquiror, dated October 24, 2005, relating to the Merger Agreement is also attached hereto as Exhibit 99.1.

     Each of Gregory T. Mutz, a Trustee and the Chairman and Chief Executive Officer of the Trust, Allan Sweet, a Trustee and the President of the Trust, Philip N. Tague, a Trustee and an Executive Vice President of the Trust, and Robert J. Chapman, the Chief Financial Officer of the Trust, have entered into a Voting Agreement, dated October 23, 2005 (the "Voting Agreement"), with the Acquiror, requiring each of the foregoing individuals to vote (or cause to be voted) the Common Shares that each beneficially owns in favor of the approval of the Mergers and the Merger Agreement and each of the transactions contemplated by the Merger Agreement. The Voting Agreement terminates upon the earlier of the effective time of the Mergers or the termination of the Merger Agreement. A copy of the Voting Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.


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     Concurrently with the execution and delivery of the Merger Agreement, the
Trust entered into an amendment (the "Rights Amendment") to the Rights Agreement, dated as of November 2, 1998 (the "Rights Agreement"), between the Trust and its rights agent for the purpose of rendering the rights under the Trust's Rights Agreement inapplicable in the Mergers, the Voting Agreement and the other transactions contemplated thereby, and terminating the Rights Agreement and the rights effective upon consummation of the Mergers. The Rights Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

     Upon closing, the Trust management will receive payments from the Trust as result of vesting of equity awards and bonus payments under their pre-existing employment terms with the Trust. It is expected that the Trust management team will remain in place after the closing. Additionally, the Acquiror has negotiated to have a one year employment agreement and an additional one-year non-compete (the "Employment Agreements") with each of Messrs. Mutz, Sweet and Tague. The Employment Agreements will become effective at the effective time of the Mergers and shall be terminated if the Merger Agreement is terminated. The Employment Agreements are attached hereto as Exhibits 99.3, 99.4 and 99.5 and are incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

     In connection with the proposed Mergers of the Trust with and into a wholly owned subsidiary of the Acquiror, the Trust intends to file relevant materials with the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF THE TRUST ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRUST, THE ACQUIROR AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by trust with the Securities and Exchange Commission (the "SEC") may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Trust by contacting Sue Bersh, AMLI V.P.-Corporate Communications at sbersh@amli.com or (312) 984-2607 or accessing the Trust's website at www.amli.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Mergers.

     Proxies may be solicited on behalf of the Trust by members of its Board of Trustees and executive officers. Information about such persons can be found in the Trust's definitive proxy statement relating to its 2005 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2005 and may be obtained free of charge at the SEC's website at www.sec.gov or at the Trust's website at www.amli.com.

     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

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 4.1   Amendment to Rights Agreement, dated October 23, 2005

10.1 Merger Agreement, dated October 23, 2005, by and among AMLI Residential Properties Trust, AMLI Residential Properties, L.P., Prime Property Fund, LLC, Atom Acquisition LLC and Atom Acquisition Partners, L.P.

99.1   Press Release

99.2 Voting Agreement, dated October 23, 2005, by and among Prime Property Fund, LLC, Gregory T. Mutz, in his individual capacity and as representatives of the other shareholders a party thereto, Allan J. Sweet, Philip N. Tague and Robert J. Chapman.

99.3 Employment Agreement, dated October 23, 2005, by and among Gregory T. Mutz, AMLI Residential Properties Trust, AMLI Residential Properties, L.P., and Prime Property Fund, LLC

99.4 Employment Agreement, dated October 23, 2005, by and among Allan Sweet, AMLI Residential Properties Trust, AMLI Residential Properties, L.P., and Prime Property Fund, LLC

99.5 Employment Agreement, dated October 23, 2005, by and among Philip Tague, AMLI Residential Properties Trust, AMLI Residential Properties, L.P., AMLI Residential Construction, L.L.C. and Prime Property Fund, LLC

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                        AMLI RESIDENTIAL PROPERTIES TRUST


Dated: October 26, 2005                 By: /s/ Robert J. Chapman
                                            ------------------------------------
                                        Name: Robert J. Chapman
                                        Title: Chief Financial Officer


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